AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 6, 2004
                                                  Registration No: 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   Nexen INC.
             (Exact name of registrant as specified in its charter)

                  CANADA                                 98-6000202
     (State or other jurisdiction of           (IRS Employer Identification No.)
      incorporation or organization)
                    _________________________________________

                              801 - 7th Avenue S.W.
                        Calgary, Alberta, Canada T2P 3P7
                              Phone: (403) 699-4000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                               NEXEN SAVINGS PLAN
                            (Full title of the plan)

                           Nexen Petroleum U.S.A. Inc.
                                12790 Merit Drive
                                    Suite 800
                               Dallas, Texas 75251
                     (Name and address of agent for service)


                                 (972) 450-4600
          (Telephone number, including area code, of agent for service)
                              ____________________

                                   COPIES TO:
          John B. McWilliams                        Gregg Radetsky                    Edwin S. Maynard
Senior Vice President, General Counsel    Vice President and General Counsel           Andrew J. Foley
            and Secretary                     Nexen Petroleum U.S.A. Inc.      Paul, Weiss, Rifkind, Wharton &
              Nexen Inc.                           12790 Merit Drive                    Garrison LLP
        801 - 7th Avenue S.W.                          Suite 800                 1285 Avenue of the Americas
   Calgary, Alberta, Canada T2P 3P7               Dallas, Texas 75251           New York, New York 10019-6064

                         CALCULATION OF REGISTRATION FEE
================================================================================================================
                                                     Proposed Maximum     Proposed Maximum
          Title of                Amount to be        Offering Price     Aggregate Offering       Amount of
 Securities to be Registered     Registered (1)(2)      Per Share (3)            Price         Registration Fee
----------------------------------------------------------------------------------------------------------------
Common Shares, no par value       400,000 shares        $38.06             $15,224,000            $1,929
----------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also applies to rights under the Registrant's Shareholder Rights Plan Agreement, which are attached to and tradable only with the common shares registered hereby. No registration fees are required for such rights as they will be issued for no additional consideration.
(2) This Registration Statement shall, in accordance with Rule 416 under the Securities Act of 1933, as amended, be deemed to cover such additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3) Calculated in accordance with Rule 457(c) and (h)(1) under the Securities Act, as amended, and equal to the average of the high and low prices reported on the New York Stock Exchange on August 4, 2004, a date within five business days of the filing of this Registration Statement.

                                EXPLANATORY NOTE

         We are filing this registration statement for the purpose of registering, in accordance with General Instruction E of Form S-8, an additional 400,000 Common Shares, no par value, to be issued under the Registrant's Nexen Savings Plan, formerly known as the CXY Savings Plan. We incorporate by reference into this registration statement on Form S-8 our previously filed registration statement on Form S-8, as amended (File No. 033-79666, filed on June 2, 1994 and amended on September 3, 1997) in its entirety, including the exhibits to it.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on August 6, 2004.


                                   NEXEN INC.


                                  By: /s/ John B. McWilliams
                                      --------------------------------
                                      Name:  John B. McWilliams, Q.C.
                                      Title: Senior Vice President, General
                                             Counsel and Secretary


                                POWER OF ATTORNEY

         The officers and directors of Nexen Inc. whose signatures appear below hereby constitute and appoint John B. McWilliams, a true and lawful attorney-in-fact, with full powers of substitution and resubstitution, to sign and execute on behalf of the undersigned any and all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated effective August 6, 2004:

      Signature                             Title
      ---------                             -----

/s/ Charles W. Fischer      President, Chief Executive Officer and Director
-------------------------   (Principal Executive Officer)
Charles W. Fischer


/s/ Dennis G. Flanagan      Director
-------------------------
Dennis G. Flanagan


/s/ David A. Hentschel      Director
-------------------------
David A. Hentschel


/s/ S. Barry Jackson        Director
-------------------------
 S. Barry Jackson

      Signature                             Title
      ---------                             -----


/s/ Kevin J. Jenkins        Director
-------------------------
 Kevin J. Jenkins


/s/ Eric P. Newell          Director
-------------------------
  Eric P. Newell, Q.C


/s/ Thomas C. O'Neill       Director
-------------------------
 Thomas C. O'Neill


/s/ Francis M. Saville      Director
-------------------------
 Francis M. Saville, Q.C


/s/ Richard M. Thomson      Director
-------------------------
 Richard M. Thomson, Q.C


/s/ John M. Willson         Director
----------------------
  John M. Willson


/s/ Victor J. Zaleschuk     Director
-------------------------
 Victor J. Zaleschuk


/s/ Marvin F. Romanow       Executive Vice President and Chief Financial Officer
-------------------------   (Principal Financial Officer)
 Marvin F. Romanow


/s/ Michael J. Harris       Controller
-------------------------   (Controller and Principal Accounting Officer)
 Michael J. Harris

         Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the Nexen Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 6, 2004.


                               NEXEN SAVINGS PLAN



                               By:  /s/ John M. Glynn
                                    ------------------------------------------
                                    Name:   John M. Glynn
                                    Title:  Member of Administrative Committee



                               By:  /s/ Laurie P. Gupton
                                    ------------------------------------------
                                    Name:   Laurie P. Gupton
                                    Title:  Member of Administrative Committee



                               By:  /s/ Judy K. Williams
                                    ------------------------------------------
                                    Name:   Judy K. Williams
                                    Title:  Member of Administrative Committee

                            AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements to Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement solely in the capacity of the duly authorized representative of the Registrant in the United States on August 6, 2004.


                               Nexen Petroleum U.S.A. Inc.



                               By:  /s/ Douglas B. Otten
                                    -----------------------------------
                                    Douglas B. Otten
                                    President and Chairman of the Board

                                  EXHIBIT INDEX
                                  -------------

Exhibit                Description
-------                -----------
4.1                    By-Law No. 2 of the Registrant enacted December 9,
                       2003, being a by-law relating generally to the transaction of the business and affairs of the Registrant (filed as Exhibit 3.9 to Form 10-K, filed February 20, 2004 by the Registrant and incorporated by reference herein).

4.2 Amended and Restated Shareholder Rights Plan Agreement dated May 2, 2002 between the Corporation and CIBC Mellon Trust Company, as Rights Agent, which includes the Form of Rights Certificate as Exhibit A (filed as Exhibit 3 to Form 8-A/A dated August 20, 2002, filed by the Registrant and incorporated by reference herein).

23.1*                  Consent of Deloitte & Touche LLP.

24.1 Powers of Attorney (included on the signature pages to this registration statement).



*    Filed herewith